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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 18, 2000 relating to the financial statements and financial statement schedule, which appear in Handspring, Inc's Annual Report on Form 10-K for the year ended July 1, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
March 23, 2001